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                 Exhibit 21.1 - SUBSIDIARIES OF THE REGISTRANT
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                                State or Other
                         Jurisdiction of Incorporation       Doing Business
  Name                          or Organization                    As
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Sunburst Bank, MS               Mississippi                Sunburst Bank, MS


Sunburst Bank, LA               Louisiana                  Sunburst Bank, LA


Sunburst Financial
  Group, Inc.                   Delaware                   Sunburst Financial
                                                             Group, Inc.